Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Tim Gallen or Andrew Neilly Gallen.Neilly (925) 930-9848 Tim@Gallen.com or Andrew@Gallen.com

Chambers Street Properties Announces Quarterly Distribution

PRINCETON, N.J.—October 12, 2012—Chambers Street Properties announced that its board of trustees has approved a quarterly distribution to shareholders of $0.15 per common share for the fourth quarter of 2012. The distribution will be calculated on a daily basis and paid on January 11, 2013, to shareholders of record during the period from October 1, 2012, through and including December 31, 2012.

About Chambers Street Properties

Chambers Street Properties (formerly CB Richard Ellis Realty Trust), organized in 2004, is a self-administered Maryland real estate investment trust that invests in real estate, focusing on office and industrial (primarily warehouse/distribution) properties located across the major metropolitan areas of the United States and internationally. Focusing on the fundamentals of institutional-quality commercial real estate investing, Chambers Street Properties seeks to acquire income-producing properties that offer the Company opportunities for improvement and the potential to increase shareholder value.

By targeting acquisitions in areas with above-average projected rental growth, strong tenant demand and significant barriers to new construction, and by continually working to increase occupancy and net operating income, Chambers Street Properties strives to maximize the value of the Company’s portfolio.

Last quarter, Chambers Street Properties announced the purchase of a fully occupied 1.1 million square foot warehouse/distribution center in Kansas City, KS, as well as the purchase of a 1 million square foot state-of-the-art logistics facility near Koblenz, Germany.

Chambers Street Properties has elected to be taxed as a REIT for U.S. federal income tax purposes.

For more information, please visit: www.ChambersStreetProperties.com.

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Forward-Looking Statements

All statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements can be identified by the use of forward looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements can also be identified by discussions of strategy, trends, conditions, plans or intentions. These forward-looking statements are based on current expectations, estimates, and projections about future events. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors beyond our ability to control or predict such as global, national, regional and local economic conditions, adverse legislative and regulatory developments, adverse market conditions, our ability to raise debt and equity proceeds, our ability to efficiently invest proceeds and acquire properties, the operating performance of our tenants, joint venture partners and properties, our ability to comply with our debt covenants and contractual obligations, our ability to operate as a self-managed company and retain qualified personnel, our ability to pay distributions, and other risks and uncertainties detailed from time to time in our filings with the SEC, which may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. We disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based. Although we believe our current expectations are based on reasonable assumptions and expectation of future performance, we can give no assurance that expectations will be attained or that actual results will not differ materially.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Chambers Street Properties or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the companies undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.